RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS18 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS18


           $ 949,924              0.00%              CLASS A-P CERTIFICATES
        ------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                  Prospectus Supplement dated December 23, 2002
                                       to
                        Prospectus dated August 26, 2002


         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated December 23, 2002.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 1, 2005 against payment therefore in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                         CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL       LTV
CREDIT SCORE RANGE                                 LOANS         BALANCE         LOANS        BALANCE       RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------
499 or less ..............................               7     $    561,067         0.46%    $ 80,152         70.59%
500 - 519 ................................               8          750,553         0.62       93,819         79.65
520 - 539 ................................              14        1,543,540         1.28      110,253         78.03
540 - 559 ................................               6          729,119         0.60      121,520         77.65
560 - 579 ................................              13        1,342,449         1.11      103,265         78.01
580 - 599 ................................              12        1,623,426         1.34      135,285         76.84
600 - 619 ................................              16        1,875,450         1.55      117,216         75.27
620 - 639 ................................              37        3,372,536         2.79       91,150         73.47
640 - 659 ................................              50        6,424,433         5.32      128,489         68.92
660 - 679 ................................              69        8,204,346         6.79      118,904         69.69
680 - 699 ................................              93        9,946,877         8.23      106,956         68.48
700 - 719 ................................             116       15,356,632        12.71      132,385         67.39
720 - 739 ................................             108       13,699,063        11.34      126,843         67.37
740 - 759 ................................             120       14,967,962        12.39      124,733         68.18
760 - 779 ................................             129       17,019,481        14.09      131,934         62.59
780 - 799 ................................             111       12,744,514        10.55      114,815         62.07
800 or greater ...........................              92       10,667,642         8.83      115,953         58.54
                                                     -----     ------------       ------     --------         -----
Total, Average or Weighted Average .......           1,001     $120,829,090       100.00%    $120,708         66.62%
                                                     =====     ============       ======


         The minimum and maximum credit scores of the Mortgage Loans were 451 and 817, respectively, and the weighted average Credit Score of the Mortgage Loans was approximately 722.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.




                                           OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
OCCUPANCY                                          LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Primary Residence ........................             726     $ 96,309,960        79.71%    $132,658           721        66.61%
Second/Vacation ..........................              18        2,016,635         1.67      112,035           728        68.51
Non Owner-occupied .......................             257       22,502,494        18.62       87,558           725        66.51
                                                     -----     ------------       ------     --------           ---        -----
Total, Average or Weighted Average .......           1,001     $120,829,090       100.00%    $120,708           722        66.62%
                                                     =====     ============       ======




                                                  PURPOSE OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
LOAN PURPOSE                                       LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Purchase .................................             117     $ 11,141,973         9.22%    $ 95,231           710        78.56%
Rate/Term Refinance ......................             467       57,715,746        47.77      123,588           728        61.21
Equity Refinance .........................             417       51,971,371        43.01      124,632           718        70.07
                                                     -----     ------------       ------     --------           ---        -----
Total, Average or Weighted Average .......           1,001     $120,829,090       100.00%    $120,708           722        66.62%
                                                     =====     ============       ======

                                                     MORTGAGED PROPERTY TYPES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
PROPERTY TYPE                                      LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Single-family detached ...................             732     $ 85,267,538        70.57%    $116,486           720        66.34%
Planned Unit Developments (detached) .....             100       18,598,689        15.39      185,987           721        67.64
Two-to-four family units .................              87        9,350,039         7.74      107,472           731        66.88
Condo Low-Rise (less than 5 stories) .....              54        5,128,936         4.24       94,980           733        66.95
Planned Unit Developments (attached) .....              14        1,264,993         1.05       90,357           714        70.97
Townhouse ................................               9          867,790         0.72       96,421           761        59.08
Condo High-Rise (9 stories or more) ......               3          234,050         0.19       78,017           710        66.58
Manufactured Home ........................               2          117,056         0.10       58,528           695        82.28
                                                     -----     ------------       ------     --------           ---        -----
Total, Average or Weighted Average .......           1,001     $120,829,090       100.00%    $120,708           722        66.62%
                                                     =====     ============       ======


                                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
STATE                                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Alaska ...................................               1     $    110,122         0.09%    $110,122           701        80.00%
Alabama ..................................              19        1,054,785         0.87       55,515           696        80.57
Arkansas .................................               5          265,440         0.22       53,088           718        71.68
Arizona ..................................              26        3,399,367         2.81      130,745           732        64.07
California ...............................             172       28,235,800        23.37      164,162           746        61.14
Colorado .................................              30        4,171,883         3.45      139,063           709        68.08
Connecticut ..............................              11        1,392,287         1.15      126,572           752        56.13
District of Columbia .....................               2          281,416         0.23      140,708           770        42.40
Delaware .................................               1          122,140         0.10      122,140           634        62.00
Florida ..................................              94       10,156,052         8.41      108,043           720        65.79
Georgia ..................................              22        1,925,307         1.59       87,514           730        70.49
Hawaii ...................................               2          181,155         0.15       90,577           745        67.30
Iowa .....................................               3          257,949         0.21       85,983           649        74.73
Idaho ....................................               4          234,654         0.19       58,664           758        69.59
Illinois .................................              17        1,829,845         1.51      107,638           715        75.04
Indiana ..................................              10          817,065         0.68       81,706           683        77.62
Kansas ...................................               7          464,417         0.38       66,345           636        78.19
Kentucky .................................               7          518,345         0.43       74,049           694        83.68
Louisiana ................................               7          517,008         0.43       73,858           701        70.53
Massachusetts ............................               8        1,284,597         1.06      160,575           758        60.93
Maryland .................................              23        2,917,875         2.41      126,864           742        63.82
Maine ....................................               1          201,869         0.17      201,869           599        61.00
Michigan .................................              30        3,111,548         2.58      103,718           688        68.26
Minnesota ................................              17        2,299,922         1.90      135,290           694        70.82
Missouri .................................              11          829,921         0.69       75,447           723        73.74
Mississippi ..............................               8          448,986         0.37       56,123           731        64.97
Montana ..................................               6          490,784         0.41       81,797           746        72.43
North Carolina ...........................              27        3,160,093         2.62      117,040           688        75.81
North Dakota .............................               1          212,164         0.18      212,164           726        83.00
Nebraska .................................               4          319,507         0.26       79,877           728        74.70
New Hampshire ............................               8          794,645         0.66       99,331           714        70.07
New Jersey ...............................              35        4,915,168         4.07      140,433           723        62.13
New Mexico ...............................              10        1,015,648         0.84      101,565           707        78.27
Nevada ...................................              14        2,395,377         1.98      171,098           746        67.04
New York .................................              32        4,731,525         3.92      147,860           720        57.51
Ohio .....................................              34        2,800,215         2.32       82,359           732        67.81
Oklahoma .................................               9          760,468         0.63       84,496           697        75.96
Oregon ...................................              21        2,403,935         1.99      114,473           728        68.51
Pennsylvania .............................              18        1,417,957         1.17       78,775           720        65.67
Rhode Island .............................               3          265,857         0.22       88,619           640        63.35
South Carolina ...........................              11          978,291         0.81       88,936           725        68.76
Tennessee ................................              14        1,504,665         1.25      107,476           710        77.51
Texas ....................................             137       16,706,807        13.83      121,947           705        70.02
Utah .....................................              12        1,378,305         1.14      114,859           658        72.40
Virginia .................................              29        3,291,393         2.72      113,496           752        63.08
Vermont ..................................               1          134,116         0.11      134,116           712        95.00
Washington ...............................              29        3,522,286         2.92      121,458           702        75.49
Wisconsin ................................               4          264,751         0.22       66,188           647        76.44
West Virginia ............................               2          160,274         0.13       80,137           597        83.43
Wyoming ..................................               2          175,101         0.14       87,550           697        83.33
                                                     -----     ------------       ------     --------           ---        -----
Total, Average or Weighted Average .......           1,001     $120,829,090       100.00%    $120,708           722        66.62%
                                                     =====     ============       ======

----------
No more than 0.7% of the Mortgage Loans were secured by mortgaged properties located in any one zip code area in Nevada and no more than 0.7% of the Mortgage Loans were secured by mortgage properties located in any one zip code area outside Nevada.


                                            DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
DOCUMENTATION TYPE                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Full Documentation .......................             371     $ 41,446,380        34.30%    $111,715           717        72.31%
Reduced Documentation ....................             630       79,382,710        65.70      126,004           725        63.65
                                                     -----     ------------       ------     --------           ---        -----
Total, Average or Weighted Average .......           1,001     $120,829,090       100.00%    $120,708           722        66.62%
                                                     =====     ============       ======



         No more than 29.6% of such reduced loan documentation Mortgage Loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes Mortgage Loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 9.6% of the Mortgage Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                          MORTGAGE RATES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
MORTGAGE RATES (%)                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
5.250 - 5.374 ............................               5     $    805,658         0.67%    $161,132           714        63.40%
5.375 - 5.499 ............................              23        2,836,977         2.35      123,347           751        51.32
5.500 - 5.624 ............................              34        5,324,644         4.41      156,607           759        57.39
5.625 - 5.749 ............................              69       10,769,168         8.91      156,075           726        67.66
5.750 - 5.874 ............................             118       15,889,865        13.15      134,660           733        62.45
5.875 - 5.999 ............................             225       31,111,553        25.75      138,274           717        66.81
6.000 - 6.124 ............................             123       14,254,066        11.80      115,887           731        69.62
6.125 - 6.249 ............................              76       10,120,895         8.38      133,170           729        65.61
6.250 - 6.374 ............................              79        7,842,377         6.49       99,271           707        67.96
6.375 - 6.499 ............................              42        5,230,223         4.33      124,529           715        71.30
6.500 - 6.624 ............................              55        5,124,781         4.24       93,178           709        70.15
6.625 - 6.749 ............................              32        3,337,776         2.76      104,306           710        66.48
6.750 - 6.874 ............................              47        3,456,339         2.86       73,539           705        73.01
6.875 - 6.999 ............................              21        1,452,043         1.20       69,145           708        71.59
7.000 - 7.124 ............................              17        1,219,725         1.01       71,749           706        73.14
7.125 - 7.249 ............................               8          431,915         0.36       53,989           689        69.00
7.250 - 7.374 ............................              15        1,049,385         0.87       69,959           632        79.77
7.375 - 7.499 ............................               6          312,582         0.26       52,097           630        78.50
7.500 - 7.624 ............................               2           79,575         0.07       39,788           683        91.71
7.750 - 7.874 ............................               1           83,428         0.07       83,428           741        73.00
7.875 - 7.999 ............................               1           29,004         0.02       29,004           662        68.00
8.250 - 8.374 ............................               1           40,309         0.03       40,309           759        70.00
9.250 - 9.374 ............................               1           26,801         0.02       26,801           566        85.00
                                                     -----     ------------       ------     --------           ---        -----
Total, Average or Weighted Average .......           1,001     $120,829,090       100.00%    $120,708           722        66.62%
                                                     =====     ============       ======

         As of March 1, 2005, the weighted average mortgage rate of the Mortgage Loans was approximately 6.0058% per annum.


                                          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
NET MORTGAGE RATE (%)                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
4.970 ....................................               5     $    805,658        0.67%     $161,132           714       63.40%
5.095 ....................................              23        2,836,977        2.35       123,347           751       51.32
5.220 ....................................              34        5,324,644        4.41       156,607           759       57.39
5.345 ....................................              69       10,769,168        8.91       156,075           726       67.66
5.470 ....................................             119       16,282,930       13.48       136,831           732       62.75
                                                       ---     ------------       -----      --------           ---       -----
Total, Average or Weighted Average .......             250     $ 36,019,377       29.81%     $144,078           736       62.54%
                                                       ===     ============       =====

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.637259040%.




                                        ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
100,000 or less ..........................             467     $ 27,955,632       23.14%     $ 59,862           716       65.21%
100,001 to 200,000 .......................             368       45,466,702       37.63       123,551           721       68.05
200,001 to 300,000 .......................              97       21,083,582       17.45       217,357           714       66.27
300,001 to 400,000 .......................              33        9,961,765        8.24       301,872           737       66.55
400,001 to 500,000 .......................              20        8,068,087        6.68       403,404           721       69.50
500,001 to 600,000 .......................              10        4,764,004        3.94       476,400           756       63.60
600,001 to 700,000 .......................               5        2,882,846        2.39       576,569           758       58.31
700,001 to 800,000 .......................               1          646,472        0.54       646,472           646       63.00
                                                     -----     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......           1,001     $120,829,090      100.00%     $120,708           722       66.62%
                                                     =====     ============      ======




                                            ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                             LOANS         BALANCE         LOANS        BALANCE       SCORE
------------------------------------------       ---------     ------------     --------     ---------     --------
50.00 or less ............................             197     $ 21,109,381       17.47%     $107,154           750
50.01 - 55.00 ............................              53        7,144,032        5.91       134,793           737
55.01 to 60.00 ...........................              69        8,674,040        7.18       125,711           733
60.01 to 65.00 ...........................              87       11,608,570        9.61       133,432           730
65.01 to 70.00 ...........................              85       10,162,282        8.41       119,556           720
70.01 to 75.00 ...........................             152       20,166,900       16.69       132,677           722
75.01 to 80.00 ...........................             262       32,830,989       27.17       125,309           705
80.01 to 85.00 ...........................              21        2,070,793        1.71        98,609           686
85.01 to 90.00 ...........................              51        5,002,509        4.14        98,088           689
90.01 to 95.00 ...........................              23        1,968,424        1.63        85,584           682
95.01 to 100.00 ..........................               1           91,172        0.08        91,172           745
                                                     -----     ------------      ------      --------           ---
Total, Average or Weighted Average .......           1,001     $120,829,090      100.00%     $120,708           722
                                                     =====     ============      ======

         The weighted average Loan to Value ratio at origination of the Mortgage Loans was approximately 66.62%

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                           FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                 CLASS A-P CERTIFICATES
                                                  -----------------------------------------------------
                                                    0%         8%        16%         24%          32%
DISTRIBUTION DATE                                 -------    --------  --------    --------     -------
-----------------
March 2005.......................................  100%       100%      100%        100%         100%
March 2006.......................................   94         86        77          69           60
March 2007.......................................   88         73        59          47           36
March 2008.......................................   81         61        45          32           21
March 2009.......................................   75         51        34          21           13
March 2010.......................................   67         42        25          14            7
March 2011.......................................   60         34        18           9            4
March 2012.......................................   51         27        13           6            2
March 2013.......................................   43         20         9           3            1
March 2014.......................................   34         14         6           2            1
March 2015.......................................   24          9         3           1            *
March 2016.......................................   14          5         2           *            *
March 2017.......................................    3          1         *           *            *
March 2018.......................................    0          0         0           0            0
Weighted Average Life in Years** (to Maturity)...    6.85       4.74      3.41        2.54         1.95

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

          o    the Class A-P Certificates will be purchased on March 31, 2005;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

          o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................        $36,019,376.56         $84,809,713.27
Weighted average mortgage rate .................          5.6363148280%          6.1630000000%
Weighted average servicing fee rate.............          0.2813640752%          0.3335150999%
Weighted average original term to maturity
(months) .......................................                   179                    179
Weighted average remaining term
to maturity (months) ...........................                   147                    147

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------        ------           ------          ------          -------          -------
$723,862......................        4.163%           6.259%          9.000%          12.390%          16.455%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  92,149   $10,513,716    104,820   $12,512,690    101,210   $12,635,058    99,386   $12,962,473
Period of Delinquency
30 to 59 days .........   1,602       192,517      2,082       244,557      2,324       289,263     2,147       280,302
60 to 89 days .........     236        28,610        372        44,459        477        64,448       488        63,986
90 days or more(2) ....     307        35,045        409        44,171        516        62,039       644        84,033
Foreclosures Pending ..     273        32,685        446        55,203        602        81,640       769       102,671
                         ------   -----------    -------   -----------    -------   -----------    ------   -----------
Total Delinquent Loans    2,418   $   288,858      3,309   $   388,390      3,919   $   497,389     4,048   $   530,992
                         ======   ===========    =======   ===========    =======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.624%        2.747%     3.157%        3.104%     3.872%        3.937%    4.073%        4.096%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days .........    2,182       284,482     2,032      282,672
60 to 89 days .........      526        70,816       409       51,071
90 days or more(2) ....      696        94,223       555       70,963
Foreclosures Pending ..      787       103,707       747       88,396
                         -------   -----------   -------   -----------
Total Delinquent Loans     4,191   $   553,228     3,743   $  493,102
                         =======   ===========   =======   ===========
Percent of Loan
Portfolio .............    4.145%        3.919%    3.524%        3.147%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.




                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  37,066   $ 5,021,100     44,520   $ 6,234,461     45,103   $ 6,477,882    45,867   $ 6,776,784
Period of Delinquency
30 to 59 days .........     573        83,679        742       104,823        901       131,032       893       131,270
60 to 89 days .........      65        11,033        118        17,904        185        29,788       216        33,636
90 days or more(2) ....      77        13,377        123        17,598        165        27,231       206        37,139
Foreclosures Pending ..
Total Delinquent Loans       80        12,263        113        19,378        198        34,074       251        41,335
                         ------   -----------     ------   -----------     ------   -----------    ------   -----------
Percent of Loan
Portfolio .............     795   $   120,353      1,096   $   159,703      1,449   $   222,125     1,566   $   243,380
                         ======   ===========     ======   ===========     ======   ===========    ======   ===========
                          2.145%        2.397%     2.462%        2.562%     3.213%        3.429%    3.414%        3.591%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..   51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days .........      934       142,682       946       161,218
60 to 89 days .........      216        35,031       186        26,348
90 days or more(2) ....      258        43,618       225        34,430
Foreclosures Pending ..
Total Delinquent Loans       279        44,333       268        42,461
                          ------   -----------    ------   -----------
Percent of Loan
Portfolio .............    1,687   $   265,664     1,625   $   264,457
                          ======   ===========    ======   ===========
                           3.255%        3.291%    2.888%        2.877%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                     APPENDIX A


                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:24:56                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS18(POOL # 4647) STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4647
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110G2H3   250,566,000.00 114,971,092.88     5.500000  %  2,965,801.70
A-P     76110G2J9     1,674,591.17     957,415.02     0.000000  %     21,000.14
A-V     76110G2K6             0.00           0.00     0.229894  %          0.00
R       76110G2L4           100.00           0.00     5.500000  %          0.00
M-1     76110G2M2     4,798,700.00   4,325,875.73     5.500000  %     19,649.28
M-2     76110G2N0       518,800.00     467,681.73     5.500000  %      2,124.33
M-3     76110G2P5       778,200.00     701,522.60     5.500000  %      3,186.50
B-1     76110G2Q3       389,100.00     350,761.30     5.500000  %      1,593.25
B-2     76110G2R1       259,400.00     233,840.87     5.500000  %      1,062.17
B-3     76110G2S9       389,126.18     309,310.00     5.500000  %      1,404.97

-------------------------------------------------------------------------------
                  259,374,017.35   122,317,500.13                  3,015,822.34
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       526,862.30  3,492,664.00            0.00       0.00    112,005,291.18
A-P             0.00     21,000.14            0.00       0.00        936,414.88
A-V        23,429.45     23,429.45            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        19,823.60     39,472.88            0.00       0.00      4,306,226.45
M-2         2,143.18      4,267.51            0.00       0.00        465,557.40
M-3         3,214.77      6,401.27            0.00       0.00        698,336.10
B-1         1,607.39      3,200.64            0.00       0.00        349,168.05
B-2         1,071.59      2,133.76            0.00       0.00        232,778.70
B-3         1,417.43      2,822.40            0.00       0.00        307,905.03

-------------------------------------------------------------------------------
          579,569.71  3,595,392.05            0.00       0.00    119,301,677.79
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     458.845545   11.836409     2.102689    13.939098   0.000000  447.009136
A-P     571.730601   12.540458     0.000000    12.540458   0.000000  559.190143
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     901.468257    4.094709     4.131035     8.225744   0.000000  897.373548
M-2     901.468267    4.094719     4.131033     8.225752   0.000000  897.373548
M-3     901.468254    4.094706     4.131033     8.225739   0.000000  897.373548
B-1     901.468254    4.094706     4.131046     8.225752   0.000000  897.373548
B-2     901.468267    4.094719     4.131033     8.225752   0.000000  897.373548
B-3     794.883547    3.610577     3.642597     7.253174   0.000000  791.272970

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:24:56                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS18 (POOL #  4647)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4647
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       25,745.87
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,607.19

SUBSERVICER ADVANCES THIS MONTH                                       21,797.37
MASTER SERVICER ADVANCES THIS MONTH                                    3,168.24


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   1,768,544.63

 (B)  TWO MONTHLY PAYMENTS:                                    4     533,826.30

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      51,274.14


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                         27,372.56

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     119,301,677.77

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          987

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 349,431.15

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,460,065.57

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.73550800 %     4.52791300 %    0.73081300 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.62682600 %     4.58511569 %    0.75178460 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            1,305,529.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,315,257.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.00519527
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              147.70

POOL TRADING FACTOR:                                                45.99600183